================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 15, 2007
                                (October 1, 2007)

                               ------------------

                             NATIONAL LAMPOON, INC.
               (Exact name of registrant as specified in Charter)



       Delaware                  0-15284                95-4053296
    (State or other       (Commission File No.)       (IRS Employee
    jurisdiction of                                Identification No.)
   incorporation or
    organization)

                              8228 Sunset Boulevard
                          Los Angeles, California 90046
                    (Address of Principal Executive Offices)

                                  310-474-5252
                            (Issuer Telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

================================================================================

Item 5.02   Appointment of Certain Officers

            On October 1, 2007 Lorraine Evanoff was appointed as our interim Chief Financial Officer.

            Ms. Evanoff had been our Vice President of Finance and Chief Accounting Officer from April 2005 until March 2006. From March 2006 until July 2007, Ms. Evanoff was Director of Finance of Element Films, LLC. Prior to joining us in April 2005, Ms. Evanoff was Controller of TAG Entertainment Corp., a public company, a position she held from February 2004 until April 2005. Prior to working at TAG Entertainment, Ms. Evanoff was Controller of ANTs Software Inc., a public company, a developer of high-performance SQL database management systems until February 2004. From 1999 to 2002, Ms. Evanoff also held senior treasury analyst and financial analyst posts with Electronic Arts Inc. and Landor Associates, Inc.

            There is no family relationship between Ms. Evanoff and any of our directors or other executive officers.

            We have agreed to pay Ms. Evanoff compensation in the amount of $8,000 per month.

            Attached is the press release we issued regarding Ms. Evanoff's appointment.

Item 9.01  Financial Statements and Exhibits.

           Exhibit 99   Press release

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 15, 2007

                              NATIONAL LAMPOON, INC.



                              By:/s/ Daniel S. Laikin
                                 ---------------------------------
                                     Daniel S. Laikin, Chief Executive Officer